DLJ High Yield Bond Fund

10f-3 Report

July 28, 1998 - April 30, 1999

Issuer/		Trade 				3 Years
Description		Date		Category (1)	Operations

Albecca, Inc.
10 3/4% 08/15/08	08/06/98		(iv)		Yes

Bell Sports Inc.
11% 08/15/08	08/10/98		(iv)		Yes

NTL, Inc.  144A
11 1/2%  10/01/08	10/26/98		(iv)		Yes

TeleWest Comm.
11 1/4% 11/01/08	10/28/98		(i)		Yes

NTL, Inc.
10/01/08`		10/30/98		(i)		Yes

Fischer Scientific
9% 02/01/08		11/10/98		(i)		Yes

Esat Telecom
11.875% 12/01/08	11/20/98		(i)		Yes

Metromedia Fiber
10%  11/15/08	11/20/98		(i)		Yes

Verio, Inc.
11 1/4% 12/01/08	11/20/98		(i)		Yes

Neff Corp.
10 1/4% 06/01/08	12/02/98		(i)		Yes

Premier Graphics
11 1/2% 12/01/05	12/08/98		(i)		Yes

Allied Waste NA
7.875%  01/01/09	12/14/98		(i)		Yes

EchoStar  UBS Corp.
9.375% 02/01/09	01/15/99		(iv)		Yes

Nat'l Wine & Spirit
10.125% 01/15/09	01/20/99		(iv)		Yes

Emmis Comm.
Corp.
8.125% 03/15/09	02/09/99		(iii)(iv)	Yes

Amer Axle & Mfg
9.750% 03/01/09	03/02/99		(iv)		Yes
Charter Comm.
Holdings, LLC
8.625% 04/01/09	03/12/99		(iv)		Yes

Charter Comm.
Holdings, LLC
9.920% 04/01/11	03/12/99		(iv)		Yes

Jordan Industries
10.375% 08/01/07	03/17/99		(iv)		Yes

Telewest Comm.
9.125% 4/15/09	04/1/99		(iv)		Yes

Fairchild Corp.
10.750% 4/15/09	04/15/99		(iv)		Yes



							Purch.
Issuer		Seller 	Face		Price per	% of
		Broker 	Amount	Share		Issue (2)


Albecca, Inc.
10 3/4% 08/15/08	MSCO		$5 Million	100		2.5%

Bell Sports Inc.	NATF		$5 Million	100		4.5%
11% 08/15/08

NTL, Inc.  144A	MSCO		$5 Million	100		0.8%
11 1/2%  10/01/08

TeleWest Comm.	Toronto	$1 Million	100		0.29%
11 1/4% 11/01/08	Dominion

NTL, Inc.		MSCO		$1,110100	55.51		0.32%
10/01/08`

Fischer Scientific
9% 02/01/08		CHASE		$482,500	96.50		0.125%

Esat Telecom	1st BOS 	$3 Million	100		1.88%
11.875% 12/01/08

Metromedia Fiber	S. Barney	$1 Million	100		0.15%
10%  11/15/08

Verio, Inc.		S. Barney	$1 Million	100		0.25%
11 1/4% 12/01/08

Neff Corp.		BT Sec.	$2,955,480	98.516	3%
10 1/4% 06/01/08

Premier Graphics	Pru.Sec.	$4 Million	100		3.08%
11 1/2% 12/01/05

Allied Waste NA
7.875%  01/01/09	Goldman	$998,260	99.826	0.11%

EchoStar  UBS Corp. Lehman
9.375% 02/01/09	  Bros	$5 Million	100		0.31%

Nat'l Wine & Spirit 1st
10.125% 01/15/09	  Chicago	$2 Million	100		1.82%

Emmis Comm. 	Goldman
Corp.			Sachs & Co.	$500,000	100		0.17%
8.125% 03/15/09

Amer Axle & Mfg	Chase		$3 Million	99.22		1.0%
9.750% 03/01/09



Charter Comm.	Goldman
Holdings, LLC	Sachs & Co.	$3 Million	99.695	0.2%
8.625% 04/01/09

Charter Comm.	Goldman
Holdings, LLC	Sachs & Co.	$6.5 Million 61.394	0.44%
9.920% 04/01/11

Jordan Industries	Bank Boston	$4.5 Million 96.620	2.9%
10.375% 08/01/07

Telewest Comm.	S. Barney 	$1.5 Million  63.628    0.3%
9.125% 4/15/09

Fairchild Corp.	1st BOS	$7 Million	   100 	3.11%
10.750% 4/15/09


(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") that is being offered to the public, (ii) Eligible Municipal Securities (as defined in Rule 10f-3 under the 1940 Act (the "Rule")), (iii) securities sold in an Eligible foreign Offering
(as defined in the Rule), or (iv) securities sold in an Eligible Rule
144A Offering (as defined in the Rule).
(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters of members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.